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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) March 18, 2002
                                                          --------------

                                  ADSTAR, INC.
             (Exact name of Registrant as specified in its charter)

        Delaware                     001-15363                   22-3666899
-------------------------         --------------           ---------------------
     (State or other                (Commission                (IRS Employer
     jurisdiction of                File Number)             Identification No.)
      incorporation)

                         4553 Glencoe Avenue, Suite 325
                        Marina del Rey, California 90292
               --------------------------------------------------
               (Address Of Principal Executive Office) (Zip Code)

        Registrant's telephone number, including area code (310) 577-8255

                                AdStar.com, Inc.
                ------------------------------------------------
                (Former name or former address, if changed since
                                  last report)

Item 5: Other Events

      On March 18, 2002, AdStar, Inc. ("AdStar") sold 1,443,457 shares of its Series A Preferred Stock to Tribune Company for an aggregate purchase price of approximately $1.8 million. The material terms and conditions of the financing are set forth in the agreements attached hereto as Exhibits 10.1, 10.2, 10.3 and
10.4. AdStar's Series A Preferred Stock is subject to the terms and conditions of the form of Certificate of Designations, Rights and Preferences attached hereto as Exhibit 3.1.

The press release announcing such financing is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 7: Financial Statements, Pro Forma Financial Information and Exhibits

      (c) Exhibits

Exhibit
Number                                    Description
-------                                   -----------
3.1 Certificate of Designation of Certificate of Incorporation as filed with the Secretary of State of Delaware on March 15, 2002.
10.1 Series A Preferred Stock Purchase Agreement, dated March 18, 2002, by and between AdStar, Inc. and Tribune Company.
10.2 Software Development and Deployment Agreement, dated March 18, 2002, by and between AdStar, Inc. and Tribune Company.
10.3 Registration Rights Agreement, dated March 18, 2002, by and between AdStar, Inc. and Tribune Company.
10.4 Governance Agreement, dated March 18, 2002, by and among AdStar, Inc., Leslie Bernhard, Eli Rousso and Tribune Company.
99.1              Press Release issued March 18, 2002.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        AdStar, Inc.


Dated: March 25, 2002                   By: /s/ Leslie Bernhard
                                           -------------------------------------
                                            Leslie Bernhard, President
                                            and Chief Executive Officer